Exhibit 99.1

Heska Corporation
Jon Aagaard
Investor Relations
970.619.3033
investorrelations@heska.com
Heska Corporation Reports First Quarter 2023 Results
LOVELAND, CO, May 5, 2023 -- Heska Corporation (NASDAQ: HSKA; “Heska” or “Company”), a leading global provider of advanced veterinary diagnostic and specialty products, reported financial results for its first quarter ended March 31, 2023.
First Quarter 2023 and Year Over Year (“YOY”) Metrics
$ in millions except Earnings Per Share ("EPS")

	Q1 ($)	Q1 (%) YOY
Consolidated revenue	$62.4	(3.7)%

	Q1 (%)	Q1 YOY bps[1]
Consolidated gross margin	43.9%	(110)
Net loss margin[2]	(15.7)%	(90)
Adjusted EBITDA margin[3]	5.2%	(670)

	Q1 ($)	Q1 (%) YOY
Net loss attributable to Heska	$(10.1)	(1.4)%
Net loss	$(9.8)	(1.8)%
Adjusted EBITDA[3]	$3.3	(57.6)%
EPS, Diluted	$(0.97)	—%
Non-GAAP EPS, Diluted[3]	$0.17	(37.0)%
1Basis Points is “bps”. 2Net loss margin represents the ratio of net loss to revenue. 3See “Use of Non-GAAP Financial Measures” and related reconciliations provided below.
Recent Merger Agreement Announcement
On April 3rd, 2023, Heska and Antech Diagnostics, Inc. (“Antech”), a subsidiary of Mars Incorporated, announced a definitive merger agreement under which Antech will acquire Heska for $120 per share (the “Merger”). As a result, Heska will not host an earnings call to discuss the Company’s financial results for the first quarter ended March 31, 2023. Completion of the Merger is subject to approval by Heska’s shareholders, regulatory approvals, and other customary closing conditions.

About Heska
Heska Corporation (NASDAQ: HSKA) sells, manufactures, markets, and supports diagnostic and specialty products and solutions for veterinary practitioners. Heska’s portfolio includes point-of-care diagnostic laboratory instruments and consumables including rapid assay diagnostic products and digital cytology services; point-of-care digital imaging diagnostic products; local and cloud-based data services; practice information management software (“PIMS”) and related software and support; reference laboratory testing; allergy testing and immunotherapy; heartworm preventive products; and vaccines. Heska’s primary focus is supporting companion animal veterinarians in providing care to their patients. Heska’s business is composed of two operating and reportable segments: North America and International. North America consists of the United States, Canada and Mexico. International consists of geographies outside of North America, primarily in Germany, Italy, Spain, France, Switzerland, Australia and Malaysia. The Company's strategic focus on point-of-care diagnostic laboratory and imaging products is included in both segments. The North America segment also includes the contract manufacturing of vaccines and pharmaceutical products and a small veterinary laboratory, and the International segment includes PIMS business and veterinary laboratories. For more information, please visit www.heska.com.
Forward-Looking Statements
This document contains forward-looking information related to the Company. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. All of the statements in this document, other than historical facts, are forward-looking statements and are based on a number of assumptions that could ultimately prove inaccurate and cause actual results to materially deviate from forward-looking statements. Forward-looking statements in this document include, among other things, statements with respect to the Merger. Such statements are based on current expectations and are subject to a number of risks and uncertainties, including but not limited to, risks and uncertainties related to the effect of the Merger and its pendency and the conditions to and timeline for completing the Merger. Other factors that could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements include, among others, those set forth under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2023.

Use of Non-GAAP Financial Measures
In addition to financial measures presented on the basis of accounting principles generally accepted in the U.S. (“U.S. GAAP”), we also present first quarter 2023 and 2022 EBITDA (net loss before income taxes, interest, depreciation and amortization), Adjusted EBITDA, Adjusted EBITDA margin and Non-GAAP earnings per share, which are non-GAAP measures. These measures should be viewed as a supplement to (not substitute for) our results of operations presented under U.S. GAAP. The non-GAAP financial measures presented may not be comparable to similarly titled measures of other companies because they may not calculate their measures in the same manner. A reconciliation of non-GAAP financial measures and most directly comparable GAAP financial measures is included in this release. Our management has included these measures to assist in comparing performance from period to period on a consistent basis.

HESKA CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF LOSS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2023	2022
Revenue, net	$62,381	$64,800
Cost of revenue	34,982	35,655
Gross profit	27,399	29,145

Operating expenses:
Selling and marketing	12,449	11,997
Research and development	3,088	12,456
General and administrative	22,285	16,146
Total operating expenses	37,822	40,599
Operating loss	(10,423)	(11,454)
Interest and other (income) expense, net	(272)	359
Loss before income taxes and equity in losses of unconsolidated affiliates	(10,151)	(11,813)
Income tax (benefit) expense:
Current income tax expense	690	158
Deferred income tax benefit	(1,065)	(2,366)
Total income tax benefit	(375)	(2,208)

Net loss before equity in losses of unconsolidated affiliates	(9,776)	(9,605)
Equity in losses of unconsolidated affiliates	(349)	(381)
Net loss attributable to Heska Corporation	$(10,125)	$(9,986)

Basic loss per share attributable to Heska Corporation	$(0.97)	$(0.97)
Diluted loss per share attributable to Heska Corporation	$(0.97)	$(0.97)

Weighted average outstanding shares used to compute basic loss per share attributable to Heska Corporation	10,390	10,273
Weighted average outstanding shares used to compute diluted loss per share attributable to Heska Corporation	10,390	10,273

HESKA CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	March 31,	December 31,
	2023	2022

ASSETS
Current Assets:
Cash and cash equivalents	$125,209	$156,618
Accounts receivable, net of allowance for losses of $1,190 and $1,129, respectively	26,054	29,493
Inventories	64,183	60,050
Net investment in leases, current, net of allowance for losses of $190 and $182, respectively	8,173	7,433
Prepaid expenses	6,239	5,514
Related party convertible note receivable, net	2,312	—
Other current assets	6,451	5,926
Total current assets	238,621	265,034

Property and equipment, net	55,030	32,171
Operating lease right-of-use assets	13,101	6,897
Goodwill	145,403	135,918
Other intangible assets, net	65,813	62,393
Deferred tax asset, net	31,483	23,684
Net investment in leases, non-current	29,605	27,499
Investments in unconsolidated affiliates	592	3,959
Related party convertible note receivable, net	—	2,224
Promissory note receivable from investee, net	—	13,511
Other non-current assets	13,067	12,526
Total assets	$592,715	$585,816

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$12,246	$16,403
Accrued liabilities	20,866	15,149
Operating lease liabilities, current	4,049	2,944
Deferred revenue, current, and other	5,137	5,081
Total current liabilities	42,298	39,577

Convertible note, non-current, net	84,579	84,467
Notes payable	11,130	11,130
Deferred revenue, non-current	5,422	4,096
Operating lease liabilities, non-current	9,674	4,528
Deferred tax liability	16,629	16,438
Other liabilities	5,312	3,372
Total liabilities	175,044	163,608

Total stockholders' equity	417,671	422,208
Total liabilities and stockholders' equity	$592,715	$585,816

HESKA CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP ADJUSTED EBITDA
($ in thousands)
(unaudited)

	Three Months Ended March 31,
	2023	2022
Net loss(1)	$(9,776)	$(9,605)
Income tax benefit	(375)	(2,208)
Interest (income) expense, net	(423)	440
Depreciation and amortization	3,974	3,300
EBITDA	$(6,600)	$(8,073)
Acquisition-related and other non-recurring/extraordinary costs(2)	7,135	11,032
Stock-based compensation	3,077	5,110
Equity in losses of unconsolidated affiliates	(349)	(381)
Adjusted EBITDA	$3,263	$7,688
Net loss margin(3)	(15.7)%	(14.8)%
Adjusted EBITDA margin(3)	5.2%	11.9%

(1) Net loss used for reconciliation represents the "Net loss before equity in losses of unconsolidated affiliates."

(2) To exclude the effect of acquisition related costs, non-recurring items and extraordinary charges not indicative of ongoing operations of $7.1 million for the three months ended March 31, 2023, and of $11.0 million for the three months ended March 31, 2022. These costs in the three months ended March 31, 2023 were incurred as a result of the proposed Merger discussed in Note 1 to the Condensed Consolidated Financial Statements included in Part I. Item 1 of the Quarterly Report on Form 10-Q for March 31, 2023 and the acquisition of LightDeck. The costs for the three months ended March 31, 2022 are primarily related to a $10.0 million licensing expense as well as acquisition-related charges.

(3) Net loss margin and adjusted EBITDA margin are calculated as the ratio of net loss and adjusted EBITDA, respectively, to revenue.

HESKA CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP NET LOSS PER DILUTED SHARE
($ in thousands)
(unaudited)

	Three Months Ended March 31,
	2023	2022
GAAP net loss attributable to Heska per diluted share	$(0.97)	$(0.97)
Acquisition-related and other one-time costs(1)	0.68	1.04
Amortization of acquired intangibles(2)	0.24	0.21
Purchase accounting adjustments related to fixed asset step-up(3)	0.05	0.05
Stock-based compensation	0.29	0.48
Loss on equity investee transactions	0.03	0.04
Estimated income tax effect of above non-GAAP adjustments(4)	(0.15)	(0.58)
Non-GAAP net income per diluted share	$0.17	$0.27

Shares used in diluted per share calculations	10,521	10,605

(1) To exclude the effect of acquisition related costs, non-recurring items and extraordinary charges not indicative of ongoing operations of $7.1 million for the three months ended March 31, 2023, and of $11.0 million for the three months ended March 31, 2022. These costs in the three months ended March 31, 2023 were incurred as a result of the proposed Merger discussed in Note 1 to the Condensed Consolidated Financial Statements included in Part I. Item 1 of the Quarterly Report on Form 10-Q for March 31, 2023 and the acquisition of LightDeck. The costs for the three months ended March 31, 2022 are primarily related to a $10.0 million licensing expense as well as acquisition-related charges.

(2) To exclude the effect of amortization of acquired intangibles of $2.5 million in the three months ended March 31, 2023, compared to $2.2 million in the three months ended March 31, 2022. These costs were incurred as part of the purchase accounting adjustments for recent acquisitions.

(3) To exclude the effect of purchase accounting adjustments for step up amortization of $0.5 million for the three months ended March 31, 2023, compared to $0.6 million in the three months ended March 31, 2022.

(4) Represents income tax expense utilizing an estimated effective tax rate that adjusts for non-GAAP measures including: acquisition related, non-recurring and extraordinary costs (excluding items which are not deductible for tax of $5.2 million for the three months ended March 31, 2023, compared to $0.1 million for the three months ended March 31, 2022), amortization of acquired intangibles, purchase accounting adjustments, amortization of debt discount and issuance costs, and stock-based compensation. This incorporates the discrete tax related to stock-based compensation of $0.6 million expense for the three months ended March 31, 2023, compared to benefits of $0.6 million for the three months ended March 31, 2022. This also includes the tax benefits related to R&D tax credit of $0 for the three months ended March 31, 2023, compared to $0.8 million for the three months ended March 31, 2022. Adjusted effective tax rates are approximately 25% for both periods presented.